UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934.

                Date of Report (Date of Earliest even reported):
                                February 23, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



            Nevada                                      88-0231200
 (State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                   Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 227-5111
                 Company's telephone number, including area code

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ITEM 8.01 Other Events

NanoSignal Corporation, Inc. announced the acquisition of Global Medical Services, Inc. and its wholly owned subsidiary Pioneer Health Solutions.com. There acquisition was a stock for stock transaction. The deal was announced on February 22, 2005. Pioneer Health Solutions.com has a membership based on its association with Preferred Provider Organizations throughout the United States. This represents over six hundred thousand medical practicitioners.

February 23, 2005                          NANOSIGNAL CORPORATION, INC.

                                           /s/ Gary W Walters
                                           ----------------------
                                           Gary W Walters, CEO